                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

FILED BY THE REGISTRANT /X/

FILED BY A PARTY OTHER THAN THE REGISTRANT / /

     Check the appropriate box:

/ / PRELIMINARY PROXY STATEMENT

/X/ DEFINITIVE PROXY STATEMENT

/ / DEFINITIVE ADDITIONAL MATERIALS

/ / SOLICITING MATERIAL PURSUANT TO SEC.240.14A-11(C) OR SEC.240.14A-12

                             GENUINE PARTS COMPANY
- --------------------------------------------------------------------------------
                  (NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                 KEITH O. COWAN
- --------------------------------------------------------------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

     Payment of Filing Fee (Check the appropriate box):

     /x/ $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2).

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4) Proposed maximum aggregate value of transaction:

     Set forth the amount on which the filing fee is calculated and state how it was determined.

     /x/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: $125

     (2) Form, Schedule or Registration Statement No.: Preliminary Proxy
Statement

     (3) Filing Party: Genuine Parts Company

     (4) Date Filed: February 4, 1994

                             GENUINE PARTS COMPANY
                             2999 CIRCLE 75 PARKWAY
                             ATLANTA, GEORGIA 30339
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 18, 1994
                             ---------------------

TO THE SHAREHOLDERS OF GENUINE PARTS COMPANY:

     Notice is hereby given that the Annual Meeting of Shareholders of Genuine Parts Company (the "Company") will be held at 2999 Circle 75 Parkway, Atlanta, Georgia, on the 18th day of April, 1994, at 10:00 a.m., for the following purposes:

          (1) To elect four Class II directors;


          (2) To consider and vote upon a proposal to amend the Company's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 450,000,000 shares;


          (3) To consider and vote upon a proposal to ratify the selection of Ernst & Young as independent auditors of the Company for the fiscal year ending December 31, 1994; and

          (4) To act upon such other matters as may properly come before the meeting or any reconvened meeting following any adjournment thereof.

     Only holders of record of Common Stock at the close of business on February 18, 1994 will be entitled to vote at the meeting. The transfer books will not be closed. A complete list of the shareholders entitled to vote at the meeting will be available for inspection by shareholders at the offices of the Company immediately prior to the meeting.

     The Annual Meeting may be adjourned from time to time without notice other than announcement at the Annual Meeting, and any business for which notice of the Annual Meeting is hereby given may be transacted at a reconvened meeting following such adjournment.

                                          By Order of the Board of Directors,


                                          /s/ BRAINARD T. WEBB, JR.
                                          Secretary

Atlanta, Georgia
March 4, 1994

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                             GENUINE PARTS COMPANY
                             2999 CIRCLE 75 PARKWAY
                             ATLANTA, GEORGIA 30339
                             ---------------------

                                PROXY STATEMENT

                        ANNUAL MEETING -- APRIL 18, 1994

                             ---------------------

     This Proxy Statement is being furnished to the shareholders of Genuine Parts Company (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at its Annual Meeting of Shareholders to be held on April 18, 1994, and at any reconvened meeting following any adjournment thereof. This proxy statement and the accompanying proxy are first being mailed to shareholders on or about March 4, 1994.

     A shareholder who submits a proxy pursuant to this solicitation may revoke it at any time prior to its exercise at the Annual Meeting. Such revocation may be by delivery of written notice to the Secretary of the Company, by delivery of a proxy bearing a later date, or by voting in person at the meeting. The mailing address of the executive offices of the Company is 2999 Circle 75 Parkway, Atlanta, Georgia 30339.

     An annual report to the shareholders, including financial statements for the year ended December 31, 1993, is enclosed herewith.

     At the close of business on the record date for the Annual Meeting, which was February 18, 1994, the Company had outstanding and entitled to vote at the Annual Meeting 124,464,667 shares of Common Stock.

     Each shareholder is entitled to one vote on each proposal per share of Common Stock held as of the record date. A quorum for the purposes of all matters to be voted on shall consist of shareholders representing, in person or by proxy, a majority of the outstanding shares of Common Stock entitled to vote at the meeting. In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions, with respect to the proposal receiving the most such votes, will be counted. Broker non-votes are not counted for the purposes of determining whether a quorum is present with respect to a specific proposal.

     The vote required for the election of directors and the selection of independent auditors is a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting. Consequently, with respect to those two proposals, abstentions and broker non-votes will be counted as part of the requisite number of base number of votes to be used in determining if the proposals have received the requisite number of votes for approval. Thus, both an abstention and a broker non-vote will have the same effect as a vote "against" such proposals. The vote required for approval of the amendment of the Company's Restated Articles of Incorporation is a majority of the shares of Common Stock issued and outstanding and entitled to vote on the proposal as of the record date. Consequently, with respect to this proposal, abstensions will be counted as part of the base number of votes to be used in determining if the proposal has received the requisite number of votes for approval, but broker non-votes will not be counted as part of the base number of votes. Thus, an abstention will have the same effect as a vote "against" such proposal, while a broker non-vote will have no effect.

                            1. ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of thirteen directorships, divided into two classes of four directors each and one class of five directors, with the terms of office of each class ending in successive years. The terms of directors in Class II expire on the date of this Annual Meeting. The directors in Class I and Class III will continue in office.

     The shareholders are being asked to vote on the election of the four nominees for director in Class II. The Class II nominees will serve for terms of three years each (and until their successors are duly elected and qualified); however, pursuant to the current Bylaws of the Company, Mr. Ellis will be required to retire from the Board of Directors as of the date of the Company's 1995 Annual Meeting of Shareholders. All of the nominees are presently directors. All proxies received by the Company will be voted in accordance with instructions appearing on such proxies. In the absence of contrary instructions, the proxy will be voted for the election of the four nominees whose names appear below. In the event that any nominee is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for the election of the remaining nominees and for the election of such other persons as they may select.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

     The following tables and information below set forth the name of each nominee and each director continuing in office, their ages, principal occupations and the year each of them first joined the Board. For information concerning membership on committees of the Board of Directors, see "Other Information about the Board and its Committees" below.

                             NOMINEES FOR DIRECTOR

                                    CLASS II
     FOR A THREE-YEAR TERM EXPIRING ON THE DATE OF THE 1997 ANNUAL MEETING

                                                                                      YEAR FIRST
             NAME               AGE            POSITION WITH THE COMPANY           ELECTED DIRECTOR
- ------------------------------  ---    -----------------------------------------   ----------------
John B. Ellis                   69     Director                                          1987
William A. Parker, Jr.          66     Director                                          1969
John J. Scalley                 63     Executive Vice President and Director             1987
James B. Williams               60     Director                                          1980

     Mr. Ellis is a private investor and a director of Atlantic Realty Co., Flowers Industries, Inc., Hughes Supply, Inc., Intermet Corporation, Interstate/Johnson Lane, Inc., Oxford Industries, Inc. and UAP Inc.


     Mr. Parker is Chairman of the Board of Directors of Cherokee Investment Company, a private business engaged in investments, a position he has held since 1977. He is also a director of Atlantic Realty Co., First Union Real Estate Investment Trust, Georgia Power Company, Haverty Furniture Co., Inc., Internationale Nederlanden America Life Corporation, Life Insurance Co. of Georgia, Post Properties, Inc. and The Southern Company.


     Mr. Scalley is Executive Vice President of the Company, a position he has held since 1986.

     Mr. Williams is Chairman and Chief Executive Officer of SunTrust Banks, Inc., positions he has held since 1991 and 1990, respectively. Mr. Williams has been a member of the Board of Directors of SunTrust Banks, Inc. since 1984. Mr. Williams served as President of Trust Company of Georgia from 1981 to 1989, as President of Sun Banks, Inc. from 1986 to 1989, and as President of SunTrust Banks, Inc. from 1990 to 1991. Mr. Williams is also a director of The Coca-Cola Company, Georgia-Pacific Corporation, Rollins, Inc., RPC Energy Services, Inc. and Sonat Inc.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                                    CLASS I

              TERM EXPIRING ON THE DATE OF THE 1996 ANNUAL MEETING


                                                                                         YEAR FIRST
             NAME                  AGE            POSITION WITH THE COMPANY           ELECTED DIRECTOR
- -------------------------------    ---     ---------------------------------------    ----------------
James R. Courim                    64      Director                                         1982
Bradley Currey, Jr.                63      Director                                         1990
Thomas C. Gallagher                46      President, Chief Operating Officer and           1990
                                           Director, and Chairman of the Board of
                                           Directors and Chief Executive Officer
                                           of S.P. Richards Company, a wholly
                                           owned subsidiary of the Company
Gardner E. Larned                  70      Director and Chairman of the Board and           1993
                                           Chief Executive Officer of Berry
                                           Bearing Company and its affiliated
                                           companies, wholly owned subsidiaries of
                                           the Company
Lawrence G. Steiner                55      Director                                         1972

     Mr. Courim was Chairman of the Board of Directors and Chief Executive Officer of Standard Unit Parts Corporation, a distributor of automotive replacement parts and accessories, prior to his retirement in 1982.

     Mr. Currey is Chairman of the Board, President and Chief Executive Officer of Rock-Tenn Company, a manufacturer and distributor of paperboard and packaging products located in Norcross, Georgia. He has held the position of President since 1978, the position of Chief Executive Officer since 1988 and the position of Chairman of the Board since 1993.

     Mr. Gallagher is President and Chief Operating Officer of the Company, and Chairman of the Board of Directors and Chief Executive Officer of S.P. Richards Company, a wholly owned subsidiary of the Company. Mr. Gallagher has been President and Chief Operating Officer of the Company since 1990, and Chairman of the Board of Directors and Chief Executive Officer of S.P. Richards Company since 1988. Mr. Gallagher was Executive Vice President of the Company from 1988 to 1990. Mr. Gallagher is a director of Oxford Industries, Inc.

     Mr. Larned is Chairman of the Board and Chief Executive Officer of Berry Bearing Company and its affiliated companies, positions he has held since 1985. Berry Bearing Company and its affiliates, which are headquartered in Chicago and engaged in the distribution of bearings and related industrial products, were acquired by the Company on January 29, 1993. As part of the Company's acquisition of Berry Bearing Company and its affiliates, the Company agreed to nominate Mr. Larned to a full three-year term as a Director, and in connection therewith the Board of Directors, on February 15, 1993, amended the Company's Bylaws to allow Mr. Larned and other nominees named in connection with acquisitions to serve one complete three year term, even though the Bylaws otherwise mandate the retirement of Directors at the annual meeting of shareholders following the January 1st that follows their attainment of age 70.

     Mr. Steiner is Chairman of the Board and President of American Linen Supply Company. Mr. Steiner has been President of American Linen Supply Company since 1979, and Chairman of the Board since 1992. American Linen Supply Company is headquartered in Minneapolis, Minnesota, and is engaged in the business of linen and garment rental.

                                   CLASS III

              TERM EXPIRING ON THE DATE OF THE 1995 ANNUAL MEETING



                                                                                     YEAR FIRST
              NAME                   AGE         POSITION WITH THE COMPANY        ELECTED DIRECTOR
- ---------------------------------    ---     ---------------------------------    ----------------
Jean Douville                        50      Director                                   1992
E. Reginald Hancock                  69      Director                                   1980
Larry L. Prince                      55      Chairman of the Board, Chief               1979
                                             Executive Officer and Director
Alana S. Shepherd                    63      Director                                   1993


     Mr. Douville has been President and a director of UAP Inc. since 1981, and Chief Executive Officer of UAP Inc. since 1982. UAP Inc. is a distributor of automotive replacement parts headquartered in Montreal, Quebec, Canada. Mr. Douville is a director of Banque Nationale du Canada, MacLean Hunter Limited, Sodisco/Howden Group Inc. and Unigesco Inc.

     Mr. Hancock was a senior partner in the law firm of Smith, Currie & Hancock in Atlanta, Georgia, prior to his retirement in 1990. Mr. Hancock had been a partner in that firm since 1958.

     Mr. Prince is Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Prince has been Chairman of the Board since 1990, and Chief Executive Officer since 1989. Mr. Prince was President and Chief Operating Officer of the Company from 1986 to 1990. He is also a director of Crawford & Company, Equifax, Inc., John H. Harland Co., Trust Company of Georgia and UAP Inc.

     Ms. Shepherd is Secretary of the Board of Directors of the Shepherd Spinal Center, a position she has held since 1974. Ms. Shepherd is a director of Wachovia Bank of Georgia.


OTHER INFORMATION ABOUT THE BOARD AND ITS COMMITTEES



     During 1993, the Board of Directors held four meetings. All of the directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and meetings of Committees of the Board on which they served, except for Mr. Courim who attended 66 2/3% of such meetings, and Mr. Larned who attended 33 1/3% of such meetings. The Board presently has three standing committees. Certain information regarding the functions of the Board's committees, their present membership and the number of meetings held by each committee during 1993 is described below:


          Executive Committee. The Executive Committee is authorized, to the extent permitted by law, to act on behalf of the Board of Directors on all matters that may arise between regular meetings of the Board upon which the Board of Directors would be authorized to act. The current members of the Executive Committee are Larry L. Prince (Chairman), Thomas C. Gallagher, Bradley Currey, Jr., John J. Scalley and James B. Williams. During 1993, this committee held five meetings.

          Audit Committee. The Audit Committee annually reviews and recommends to the Board the firm to be engaged as independent auditors for the Company for the next fiscal year, reviews with the independent auditors the plan and results of the auditing engagement, reviews the scope and results of the Company's procedures for internal auditing and inquires as to the adequacy of the Company's internal accounting controls. The current members of the Audit Committee are James B. Williams (Chairman), James R. Courim, Alana S. Shepherd and Lawrence G. Steiner. During 1993, the Audit Committee held two meetings.

          Compensation and Stock Option Committee. The Compensation and Stock Option Committee is authorized to fix the compensation of senior officers of the Company and to administer the Company's 1988 Stock Option Plan and 1992 Stock Option and Incentive Plan. The current members of the Compensation and Stock Option Committee are William A. Parker, Jr. (Chairman), John B. Ellis, E. Reginald Hancock and James B. Williams. During 1993, the Compensation and Stock Option Committee held three meetings.

          The Company's Board of Directors does not have a nominating committee.

          Compensation of Directors. During 1993, directors who were not full-time employees of the Company or its subsidiaries were paid $5,000 per fiscal quarter plus $750 per meeting attended, except the Chairman of the Audit Committee, who was paid $5,500 per fiscal quarter plus $750 per meeting attended.


COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


     The following table sets forth information as of February 18, 1994, on groups known to the Company to be beneficial owners of more than five percent of the outstanding Common Stock of the Company.


                                                         SHARES
                           NAME AND ADDRESS           BENEFICIALLY     PERCENT OF
 TITLE OF CLASS          OF BENEFICIAL OWNER             OWNED           CLASS
- ----------------    ------------------------------    ------------     ----------
Common Stock,       Northern Trust Corporation,          9,647,932(1)      7.8%
  $1.00 par           as parent holding company
  value               on behalf of certain
                      subsidiaries
                      50 South La Salle Street
                      Chicago, Illinois 60675


- ---------------


(1) This information is based upon information included in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 1994. Certain of these shares are also beneficially owned by Gardner E. Larned, one of the Company's directors, as set forth in footnote (6) on page 6 of this Proxy Statement.


COMMON STOCK OWNERSHIP OF MANAGEMENT

     Based on available information, the Company believes that set forth in the table below is information in connection with the beneficial ownership of Common Stock by the Company's directors, the Named Executive Officers (as defined herein) and the directors and executive officers of the Company as a group (18 persons) as of February 18, 1994:

                                                                SHARES OF COMMON        PERCENTAGE OF
                            NAME OF DIRECTOR OR                STOCK BENEFICIALLY        COMMON STOCK
TITLE OF CLASS            NAMED EXECUTIVE OFFICER                   OWNED(1)            OUTSTANDING(2)
- --------------  --------------------------------------------  ---------------------     --------------
Common Stock,   James R. Courim                                        539,113                  *
$1.00 par       Bradley Currey, Jr.                                     20,000                  *
  value         Jean Douville                                            1,500                  *
                John B. Ellis                                          125,250(3)               *
                Thomas C. Gallagher                                     99,343(4)               *
                E. Reginald Hancock                                     16,000                  *
                George W. Kalafut                                       18,766(5)               *
                Gardner E. Larned                                    6,740,692(6)             5.4%
                William A. Parker, Jr.                               1,536,709(7)             1.2%
                James T. Prince                                         65,360(8)               *
                Larry L. Prince                                        226,981(9)               *
                Louis W. Rice, Jr.                                      30,661(10)              *
                John J. Scalley                                         98,130(11)              *
                Alana S. Shepherd                                        1,317                  *
                Lawrence G. Steiner                                      1,605                  *
                James B. Williams                                       20,000                  *
                Directors and Executive Officers as a Group         10,820,030(12)            8.7%


- ---------------

   * Less than 1%.

 (1) Information relating to the beneficial ownership of Common Stock by directors and Named Executive Officers is based upon information furnished by each such individual using "beneficial ownership" concepts set forth in rules promulgated by the Securities and Exchange Commission under Section 13(d) of the Securities Exchange Act of 1934. Except as indicated in other footnotes to this table, directors and Named Executive Officers possessed sole voting and investment power with respect to all shares set forth by their names. The table includes, in some instances, shares in which members of a director's or executive officer's immediate family have a beneficial interest, and as to which such shares the director or executive officer disclaims beneficial ownership.
 (2) Unless indicated in the table, the number of shares included in the table as beneficially owned by a director or Named Executive Officer does not exceed one percent of the outstanding Common Stock of the Company.
 (3) Includes 60,750 shares held by a charitable foundation for which Mr. Ellis is a trustee and thereby has shared voting and investment power for such shares. Mr. Ellis disclaims beneficial ownership as to such shares held in trust.
 (4) Includes 65,298 shares subject to exercisable stock options and 631 shares owned jointly by Mr. Gallagher and his wife. In addition, Mr. Gallagher is one of four trustees for 725,688 shares held in a benefit fund for Company employees. Mr. Gallagher disclaims beneficial ownership as to all such shares held in trust.
 (5) Includes 11,823 shares subject to exercisable stock options. In addition, Mr. Kalafut is one of four trustees for 725,688 shares held in a benefit fund for Company employees, and one of three trustees for 534,997 shares held in trust for the Company's Pension Plan. Mr. Kalafut disclaims beneficial ownership as to all such shares held in trust.
 (6) Includes 5,591,249 shares held by various trusts for which Mr. Larned's wife is co-trustee with shared voting and investment power, 740,415 shares held in trust for the benefit of Mr. Larned's wife and 419,000 shares held by Mr. Larned's wife as trustee under a declaration of trust.
 (7) Includes 272,606 shares owned by Mr. Parker's wife and 822,615 shares held by trusts for Mr. Parker's children with Mrs. Parker as co-trustee (as to which shares held by his wife and in trust for his children Mr. Parker disclaims beneficial ownership). Also includes 83,278 shares representing Mr. Parker's percentage interest in the Company's Common Stock held by a private investment company, 69,960 shares held by a trust for which Mr. Parker is a co-trustee, and 60,750 shares held by a charitable foundation for which Mr. Parker is a trustee and thereby has shared voting and investment power (and as to which such shares Mr. Parker disclaims beneficial ownership).
 (8) Includes 28,860 shares held by Mr. Prince's estate, and 36,500 shares subject to options exercisable by Mr. Prince's estate.
 (9) Includes 103,960 shares subject to exercisable stock options, and includes 60,750 shares held by a charitable foundation for which Mr. Prince is a trustee and thereby has shared voting and investment power for such shares. Mr. Prince disclaims beneficial ownership as to such shares held in trust.
(10) Includes 12,974 shares subject to exercisable stock options. In addition, Mr. Rice is one of four trustees for 725,688 shares held in a benefit fund for Company employees. Mr. Rice disclaims beneficial ownership as to all such shares held in trust.
(11) Includes 10,300 shares subject to exercisable stock options, and 271 shares owned by Mr. Scalley's wife, as to which such shares Mr. Scalley disclaims beneficial ownership. In addition, Mr. Scalley is one of four trustees for 725,688 shares held in a benefit fund for Company employees. Mr. Scalley disclaims beneficial ownership as to all such shares held in trust.
(12) This figure includes 236,641 shares issuable to certain directors or executive officers upon the exercise of options that are presently exercisable under the Company's 1988 Stock Option Plan and 1992 Stock Option and Incentive Plan, 725,688 shares held in a benefit fund for Company employees, 534,997 shares held in trust for the Company's Pension Plan. The individual totals for Mr. Ellis, Mr. Parker and Mr. Prince each include 60,750 shares held by the same charitable foundation for which each of the foregoing individuals is a trustee; such shares have been included only once in calculating this figure.

                   EXECUTIVE COMPENSATION AND OTHER BENEFITS

     There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for fiscal years ending December 31, 1993, 1992 and 1991, of (i) the Chief Executive Officer as of December 31, 1993, (ii) the other four most highly compensated executive officers of the Company as of December 31, 1993, and (iii) one former executive officer of the Company (for the purposes of this and the following tables and discussion concerning executive compensation, such five executive officers and one former executive officer shall be referred to as the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                              ANNUAL COMPENSATION             ------------
                                     --------------------------------------    SECURITIES
                                                             OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)   BONUS($)   COMPENSATION($)    OPTIONS(#)    COMPENSATION($)
- ----------------------------  ----   ---------   --------   ---------------   ------------   ---------------
Larry L. Prince               1993    405,000    461,700       (1)                32,800           1,799(2)
Chairman of the Board, Chief  1992    382,000    351,440                         103,300           1,746
  Executive Officer and       1991    360,000    304,920                           7,200
  Director
Thomas C Gallagher            1993    290,000    316,680       (1)                17,900           1,799(2)
President, Chief Operating    1992    268,000    246,560                          72,800           1,746
  Officer and Director        1991    250,000    211,750                          11,250
John J. Scalley               1993    260,000    308,880       (1)                 6,000           1,799(2)
Executive Vice President and  1992    247,000    235,762                          22,500           1,746
  Director                    1991    237,000    211,167                           6,000
Louis W. Rice, Jr.            1993    180,000    209,520       (1)                 4,000           1,799(2)
Senior Vice President --      1992    172,000    158,240                          12,500           1,746
  Personnel                   1991    165,000    139,755                           3,750
George W. Kalafut             1993    170,000    177,480       (1)                 6,000           1,799(2)
Executive Vice President --   1992    154,000    141,680                          24,300           1,746
  Finance & Administration    1991    140,000    118,580                           7,500
James T. Prince               1993    150,000    204,700       (1)                    --           1,799(2)
Former Group Vice             1992    190,000    162,500                          27,500           1,746
  President(3)                1991    182,000    169,533                           4,500

- ---------------

(1) In accordance with the transitional provisions applicable to the revised rules on executive officer and director compensation disclosure adopted by the Securities and Exchange Commission, amounts of "Other Annual Compensation" are excluded for the Company's 1991 fiscal year. For 1993 and 1992, no amounts of "Other Annual Compensation" were paid to each Named Executive Officer, except for perquisites and other personal benefits, securities or properties which for each Named Executive Officer did not exceed the lesser of $50,000 or 10% of such individual's salary plus annual bonus.
(2) In accordance with the transitional provisions applicable to the revised rules on executive officer and director compensation disclosure adopted by the Securities and Exchange Commission, amounts of "All Other Compensation" are excluded for the Company's 1991 fiscal years. For 1993 and 1992, amounts of "All Other Compensation" reflect Company matching contributions pursuant to the Genuine Partnership Plan (a qualified salary deferral plan under Section 401(k) of the Internal Revenue Code).
(3) Mr. Prince died on August 14, 1993.

                       OPTION GRANTS IN FISCAL YEAR 1993

     Shown below is further information on grants of stock options pursuant to the Company's 1992 Stock Option and Incentive Plan during the fiscal year ended December 31, 1993 to the Named Executive Officers. Such grants are reflected in the Summary Compensation Table on page 7.


                                       INDIVIDUAL GRANTS
                         ----------------------------------------------
                          NUMBER OF          % OF TOTAL
                          SECURITIES          OPTIONS
                          UNDERLYING         GRANTED TO      EXERCISE                   GRANT DATE
                           OPTIONS          EMPLOYEES IN     OR BASE      EXPIRATION     PRESENT
         NAME             GRANTED(#)        FISCAL YEAR    PRICE ($/SH)      DATE      VALUE ($)(1)
- -----------------------  ------------       ------------   ------------   ----------   ------------
Larry L. Prince              2,800(2)(4)         1.2%        $35.6875      08/13/03        28,868
                            30,000(3)           12.7%        $35.6875      08/13/03       309,300
Thomas C. Gallagher          2,900(2)(5)         1.2%        $35.6875      08/13/03        29,899
                            15,000(3)            6.4%        $35.6875      08/13/03       154,650
John J. Scalley              6,000(2)(6)         2.5%        $35.6875      08/13/03        61,860
Louis W. Rice, Jr.           4,000(2)(7)         1.7%        $35.6875      08/13/98        30,240
George W. Kalafut            6,000(2)(8)         2.5%        $35.6875      08/13/03        61,860
James T. Prince                  0                --               --            --            --


(1) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The actual value, if any, a Named Executive Officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by a Named Executive Officer will be at or near the value estimated by the Black-Scholes model. The value calculations for the options listed above are based on the following assumptions: interest rates (based on the ask yield to maturity on a U.S. Treasury strip with a maturity equal to the term of the relevant option) of 5.25% for five year options granted on August 13, 1993, and 5.98% for ten year options granted on August 13, 1993; annual dividend yield of 2.9%, the average annual dividend yield on a share of Common Stock during the past four fiscal quarters and volatility of 22.64% based upon annualized standard deviation of quarterly returns of the Common Stock over the five year period ended June 30, 1993.

(2) Incentive stock options granted at an exercise price equal to the fair market value of the shares of Common Stock on the date of grant. These options may be accelerated by the Compensation and Stock Option Committee upon certain "changes in control" of the Company as defined in the Company's 1992 Stock Option and Incentive Plan.

(3) Nonqualified stock options which vest completely and may be exercised twelve months after the date of the grant, but no later than the expiration date. The exercise price for each nonqualified stock option is the fair market value on the date granted. These options may be accelerated by the Compensation and Stock Option Committee upon certain "changes in control" of the Company as defined in the Company's 1992 Stock Option and Incentive Plan.
(4) Option becomes exercisable on January 1 of each of the specified years as follows: 30 shares in 2002; and 2,770 shares in 2003.
(5) Option becomes exercisable on January 1 of each of the specified years as follows: 129 shares in 2002; and 2,771 shares 2003.
(6) Option becomes exercisable on January 1 of each of the specified years as follows: 1,200 shares in 2000; 2,802 shares in 2001; and 1,998 shares in 2002.
(7) Option becomes exercisable on January 1 of each of the specified years as follows: 215 shares in 1996; 2,802 shares in 1997; and 983 shares in 1998.

(8) Option becomes exercisable on January 1 of each of the specified years as follows: 1,293 shares in 2000; 2,802 shares in 2001; and 1,905 shares in 2002.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1993
                       AND FISCAL YEAR-END OPTION VALUES

     Shown below is information with respect to options exercised by the Named Executive Officers during 1993 and the unexercised options to purchase the Company's Common Stock granted in fiscal 1993 and prior years under the 1988 Stock Option Plan and the 1992 Stock Option and Incentive Plan to the Named Executive Officers and held by them as of December 31, 1993.

                                                               NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                UNDERLYING OPTIONS           IN-THE-MONEY OPTIONS
                                                              AT FISCAL YEAR-END (#)       AT FISCAL YEAR-END ($)(2)
                        SHARES ACQUIRED   VALUE REALIZED    ---------------------------   ---------------------------
         NAME           ON EXERCISE (#)       ($)(1)        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ----------------------  ---------------   ---------------   -----------   -------------   -----------   -------------
Larry L. Prince              4,367             66,951         100,000         67,060        731,250        453,818
Thomas C. Gallagher          7,500             88,552          61,578         46,872        500,652        231,180
John J. Scalley              6,000             73,500           7,176         27,324         71,213        157,412
Louis W. Rice, Jr.             -0-                 --           9,849         13,401         97,378         69,435
George W. Kalafut            3,250             38,391           8,690         30,360         95,949        175,045
James T. Prince                -0-                 --          36,500             --        296,500             --

- ---------------

(1) The Value Realized is ordinary income, before taxes, and represents the amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price.
(2) Represents the fair market value as of December 31, 1993 ($37.625 per share closing stock price) of the option shares less the exercise price of the options.

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

OVERVIEW

     The Compensation and Stock Option Committee of the Company's Board of Directors (the "Committee") is composed entirely of individuals who are outside directors. The Committee is responsible for making decisions with respect to the Company's executive compensation policies. In addition, pursuant to authority granted by the Board of Directors, the Committee determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. In making decisions regarding executive compensation, the Committee has attempted to implement a policy that serves the financial interests of the Company's shareholders while providing appropriate incentives to its executive officers. The Committee has not yet adopted a policy responding to Section 162(m) of the Code, which disallows the deduction for certain annual compensation in excess of $1,000,000 paid to executive officers of the Company, since no executive officers are expected to have compensation which exceeds the applicable cap in fiscal year 1994.

ELEMENTS OF EXECUTIVE COMPENSATION

     The Company's executive officers receive compensation comprised of base salaries, annual incentive bonuses, long-term incentive compensation in the form of stock options, and various benefits, including medical and pension plans.

  Base Salary


     The Committee sets base salaries for the Company's executive officers at levels generally below what it believes to be competitive salary levels in order to maintain an emphasis on incentive compensation. The Committee sets the base salary of the Chief Executive Officer based on (i) the Chief Executive Officer's base salary in the prior year; (ii) increases in the cost of living; (iii) increased responsibilities; (iv) the levels of Chief Executive Officer compensation granted by the other companies that are included in the Peer Index (as defined on page 16 of this Proxy Statement); and (v) the past performance (including the achievement in the prior fiscal year of certain Goals, as described below) and specific skills of the Chief Executive Officer as they relate to the needs of the Company. The Committee's review of the foregoing factors was subjective and the Committee assigned no fixed value or weight to any of the factors when making its decisions regarding base salary. The Committee and the Chief Executive Officer set the base salary of every other executive officer of the Company based upon the same criteria.

  Annual Bonuses

     In order to maximize the interests of the Company's shareholders and its management, the Committee makes extensive use of annual bonuses based on the performance factors set forth below as a part of each executive's compensation. The Committee sets annual bonuses such that an executive officer's annual bonus, assuming the Company achieves certain targets or goals, is approximately 47% of total annual compensation. However, if the Company's performance fluctuates markedly from the targets established by the Company, the executive officer may receive no bonus, or may receive an annual bonus that constitutes as much as 56% of total annual compensation, depending upon the extent and direction of such fluctuations.

     Each fiscal year, including 1993, the Committee sets the level of annual bonuses to be awarded to the Chief Executive Officer and other executive officers, based upon goals (the "Goals") set by the Company. The Goal set by the Company for projected pre-tax return (expressed as a percentage) on the Company's shareholders' equity as of the end of its previous fiscal year (the "Return on Investment Goal") receives the most emphasis in calculating annual bonuses by the Committee since this Goal most forcefully ties the interests of the Company's shareholders and its executive officers together. If the Company meets the Return on Investment Goal, the Company's executive officers are eligible to receive additional bonuses if the Company also attains certain (i) sales targets (the "Sales Goal"), and (ii) inventory management targets (the "Inventory Management Goal").

     The Company's Goals are determined by aggregating all of the Return on Investment, Sales and Inventory Management Goals established at the lower levels of the Company and its subsidiaries (the "base goals"). Each base goal is set based upon (i) the prior year's performance by a particular jobbing store, branch or distribution center, (ii) the overall economic outlook of the region served by the particular jobbing store, branch or distribution center setting the base goal, and (iii) specific market opportunities. The formulation of the base goals is influenced to a degree by the Company's management which often attempts to set the tone and emphasis of base goals based on its interpretations of the above factors.

     Once the base goals have been compiled into the Company's Goals, the Committee reviews and ratifies their content, then sets the annual bonus schedule for the Company's Named Executive Officers based upon the Company's Goals. The annual bonuses for certain other executive officers of the Company are based on the aggregate base goals for the division or divisions of the Company for which they are responsible.

     For fiscal year 1993, the Company as a whole exceeded the Return on Investment Goal and the Sales Goal, and met the Inventory Goal, for which Larry
L. Prince, the Company's Chief Executive Officer, earned a bonus equal to 53% of his total annual compensation. The annual bonuses awarded in connection with the Return on Investment, Sales and Inventory Goals constituted 92%, 4% and 4%, respectively, of Mr. Prince's 1993 bonus.

  Stock Options

     During 1993, the Committee provided long term compensation to the Company's executive officers in the form of stock options granted under both the 1988 Stock Option Plan (the "1988 Plan") and the 1992 Stock Option and Incentive Plan (the "1992 Plan"). The Committee believes that stock option grants are an effective way for the Company to align the interests of the Company's executives with its shareholders.

     In granting stock options under the 1988 Plan and 1992 Plan, the Committee considered (i) the recipient's level of responsibility; (ii) the recipient's specific function within the Company's overall organization; (iii) the profitability of the Company (for top executive officers such as the Chief Executive Officer), or other subdivision of the Company, as is appropriate in connection with the recipient's position(s); (iv) the number of options granted to executive officers by the other companies that are included in the Peer Index; and (v) the amount of options currently held by the executive officer. The Committee's review of the foregoing factors was subjective and the Committee assigned no fixed value or weight to any of the factors when making its decisions regarding stock option grants. In 1993, the Committee granted options to purchase an aggregate of 235,700 shares of Common Stock at fair market value on the date of grant to 71 key employees, including each of the Named Executive Officers. The grants ranged in size from 1,000 to 32,800 shares, with Larry L. Prince, the Company's Chief Executive Officer, receiving the largest such grant.

  Benefits

     The Company provides medical and other similar benefits to its executive officers that are generally available to the Company's employees.
                                          Members of the Compensation and Stock
                                          Option Committee

                                          William A. Parker, Jr. (Chairman)
                                          John B. Ellis
                                          E. Reginald Hancock
                                          James B. Williams

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following non-employee directors serve on the Compensation and Stock Option Committee: William A. Parker, Jr., John B. Ellis, E. Reginald Hancock and James B. Williams. Mr. Parker was the general manager of Beck & Gregg, the former hardware division of the Company, from 1969 to 1977. Mr. Ellis was the Company's Senior Vice President-Finance and Treasurer from 1982 to 1985.

                         COMPENSATION PURSUANT TO PLANS

RETIREMENT PLANS

PENSION PLAN TABLE


     The following table illustrates the combined (total) benefits payable annually under the Company's Pension Plan and the Supplemental Retirement Plan to a participant with certain years of credited service and with certain final average earnings, assuming (i) retirement at age 65, (ii) the estimated maximum Social Security benefit payable to a participant retiring on December 31, 1993, and (iii) the benefit is paid as a single life annuity.


                           YEARS OF CREDITED SERVICE

 FINAL AVERAGE
ANNUAL EARNINGS        15           20           25           30           35           40           45
- ---------------     --------     --------     --------     --------     --------     --------     --------
  $   125,000       $ 43,100     $ 46,200     $ 49,300     $ 52,400     $ 55,600     $ 58,700     $ 61,800
      150,000         53,100       56,800       60,600       64,300       68,100       71,800       75,600
      175,000         63,100       67,400       71,800       76,200       80,600       85,000       89,300
      200,000         73,100       78,100       83,100       88,100       93,100       98,100      103,100
      225,000         83,100       88,700       94,300      100,000      105,600      111,200      116,800
      250,000         93,100       99,300      105,600      111,800      118,100      124,300      130,600
      300,000        113,900      120,600      128,900      135,600      143,900      150,600      158,900
      400,000        153,900      163,100      173,900      183,100      193,900      203,100      213,900
      450,000        173,100      184,300      195,600      206,800      218,100      229,300      240,600
      450,000        193,900      205,600      218,900      230,600      243,900      255,600      268,900
      600,000        233,900      248,100      263,900      278,100      293,900      308,100      323,900
      700,000        273,900      290,600      308,900      325,600      343,900      360,600      378,900
      800,000        313,900      333,100      353,900      373,100      393,900      413,100      433,900
      900,000        353,900      375,600      398,900      420,600      443,900      465,600      488,900
    1,000,000        392,900      417,900      442,900      467,900      492,900      517,900      542,900
    1,100,000        432,900      460,400      487,900      515,400      542,900      570,400      597,900

     The Pension Plan Table above covers retirement benefits payable to the Named Executive Officers pursuant to (i) a noncontributory tax qualified pension plan (the "Pension Plan") providing monthly benefits upon retirement to eligible employees (employees become eligible to participate in the Pension Plan after attaining age 21 and completing twelve months of service and 1,000 hours of service during such twelve months), and (ii) a "Supplemental Retirement Plan" maintained solely for the purpose of providing retirement benefits for certain key employees in excess of the limitations on Pension Plan benefits imposed by the Internal Revenue Code (the "Code").

     Each year the Company contributes an amount to the Pension Plan that is actuarially determined. Retirement benefits are based on a participant's years of service and average monthly pay during the participant's five highest paid years out of the participant's last ten years of service prior to termination of employment, and benefits may be reduced by 50% of the participant's Social Security benefits. Normal retirement age is 65; early retirement can be taken at age 55 with 15 years of credited service.

     The Code limits the amount of the annual benefits that may be payable under the Pension Plan. For 1993, this limit was $115,641 per year. Such amounts payable under the Pension Plan would be reduced by any other benefit payable to a participant under any collectively bargained pension or pension plan to which the Company has contributed.

     The Supplemental Retirement Plan is nonqualified, noncontributory and unfunded, and is intended to be exempt from the participation, vesting, funding and fiduciary requirements of the Employee Retirement Income Security Act of 1974. The only persons who may participate in the Supplemental Retirement Plan are key employees of the Company who are designated as such by the Executive Committee of the Board of Directors. All of the Named Executive Officers have been designated as participants in the Supplemental Retirement Plan. The Supplemental Retirement Plan provides that each participant will receive for the remainder of his or her life an additional payment equal to the difference between (i) the amount the executive received under the Pension Plan and (ii) the full retirement income which the executive would have been entitled to receive under the Pension Plan had such Pension Plan income not been limited by the Code.

     For the Named Executive Officers, the sum of the amounts shown in the columns of the Summary Compensation Table labeled "Salary" and "Bonus" approximates the compensation used to calculate combined (total) retirement benefits under the Pension Plan and the Supplemental Retirement Plan. The Named Executive Officers have the following number of years of credited service to the Company for purposes of calculating retirement benefits: Larry L. Prince -- 35 years; Thomas C. Gallagher -- 23 years; John J. Scalley -- 42 years; Louis W. Rice, Jr. -- 26 years; and George W. Kalafut -- 10 years.

     The Supplemental Retirement Plan provides that in the event of a "change of control" of the Company (as defined therein) (i) any participant whose employment is terminated without cause during the 24-month period following the change of control, and who has seven or more years of credited service for vesting purposes, shall be entitled to receive a lump sum payment equal to the actuarially determined value of the supplemental retirement income accrued by the participant as of the date of his or her termination; and (ii) any participant who has commenced receiving supplemental retirement income under the Supplemental Retirement Plan at the time of the change of control shall receive a lump sum payment equal to the actuarially determined value of his or her remaining supplemental retirement income. For purposes of these provisions, the Supplemental Retirement Plan states that actuarial equivalents shall be determined using an interest assumption of 6%.

1988 STOCK OPTION PLAN AND 1992 STOCK OPTION AND INCENTIVE PLAN

     The Company's 1988 Stock Option Plan (the "1988 Plan"), was approved by the shareholders at the 1988 Annual Meeting held on April 18, 1988. The Company's 1992 Stock Option and Incentive Plan (the "1992 Plan"), was approved by the shareholders at the 1992 Annual Meeting held on April 20, 1992. Both plans provide for the granting of options to purchase shares of the Company's Common Stock to key employees of the Company and its subsidiaries. The purchase price for shares of the Company's Common Stock subject to an option granted under the 1988 Plan or the 1992 Plan may not be less than the fair market value of such shares on the date of grant of the option.

     The 1992 Plan provides for the granting of restricted stock to key employees of the Company. Restricted stock grants under the 1992 Plan may not be disposed of by the recipient until restrictions specified in the grant expire. Such restrictions may be based on a period of continuous employment, or contingent upon the attainment of certain business objectives or other quantitative or qualitative criteria. A holder of restricted stock has all of the rights of a shareholder of the Company, including the right to vote the restricted shares and the right to receive cash dividends.

GENUINE PARTNERSHIP PLAN

     The Company established, effective July 1, 1988, a qualified salary deferral plan pursuant to Section 401(k) of the Internal Revenue Code (the "Partnership Plan"). The Partnership Plan is open to all employees, including executive officers, on the first day of the month coinciding with or following the date on which the employee attains age 21 and completes twelve months of service and 1,000 hours of service during such twelve months. Pursuant to the Partnership Plan, each participating employee is permitted to authorize payroll deductions of up to 6% of his or her total compensation during the calendar year (the "Basic Contributions"), and is permitted to make supplemental contributions of up to 10% of his or her total compensation during the calendar year (the "Supplemental Contributions"). An employee's aggregate contributions are subject to limits set by law. The Company makes matching contributions in cash or the Company's Common Stock equal to 20% of each participant's Basic Contributions. Participants become vested in the Company's matching contributions after completing three years service. Participants are always 100% vested in their Basic and Supplemental Contributions.

DEFERRED COMPENSATION AGREEMENTS

     The Company has deferred compensation agreements with certain of the Company's executive officers under which each executive has agreed to reduce his salary in exchange for annual benefits upon retirement. The Company has purchased insurance policies out of its general assets to provide sufficient funds to pay the annual retirement benefits promised under the agreements. The Company is the owner and sole beneficiary of such policies. Amounts of compensation deferred pursuant to the deferred compensation agreements are included in the salaries of the Named Executive Officers disclosed in the Summary Compensation Table in the year such compensation is earned. Such compensation will not be included in such individuals' salary in the Summary Compensation Table in the later year in which he actually receives such compensation. The Named Executive Officers are entitled to the following amounts upon retirement under such deferred compensation agreements: Larry L.
Prince -- $35,000 annually with such amount guaranteed for 10 years; Thomas C. Gallagher -- $40,000 annually with such amount guaranteed for 10 years; John J. Scalley -- $30,000 annually with such amount guaranteed for 10 years; and Louis
W. Rice, Jr. -- $34,344 annually with such amount guaranteed for 10 years. Mr. Rice turned 65 in November 1991 and began receiving the amount of deferred compensation set forth above at that time.

     Each of the deferred compensation agreements provide that in the event of a change of control of the Company (as defined in the agreements), the officer (i) if he has not yet qualified for early retirement benefits, shall have the right to demand his withdrawal benefits (which is an amount approximately equal to the amount of salary deferred under the agreement by the officer) in a single lump sum payment, or (ii) if he has qualified for early retirement benefits or has begun receiving a retirement benefit under his deferred compensation agreement, shall have the right to demand his benefits in a single lump sum payment in an amount equal to the annual amount to which the officer is entitled times the number of years remaining in his life expectancy based on the actuarial assumptions used in connection with the Company's Pension Plan at that time, reduced to present value using 6% per annum.

TAX DEFERRED SAVINGS PLAN

     The Company established, effective as of January 1, 1993, a nonqualified, unfunded deferred compensation plan known as The Genuine Parts Company Tax-Deferred Savings Plan (the "Deferred Savings Plan"). The Deferred Savings Plan is open to all executive officers and certain other key employees. The Deferred Savings Plan permits participants to defer the receipt of bonuses until a specified date which must be at least two calendar years following the date the bonus would ordinarily be paid. Participants may defer up to 50% of their 1993 bonuses (to be received during 1994), and may defer 100% of their bonuses in subsequent years. Amounts of compensation deferred pursuant to the Deferred Savings Plan are included in the salaries of the Named Executive Officers disclosed in the Summary Compensation Table in the year such compensation is earned.

          TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     Effective February 13, 1989, the Company entered into identical agreements ("Severance Pay Agreements") with certain executive officers, including Larry L. Prince, Thomas C. Gallagher, John J. Scalley, Louis W. Rice, Jr. and George W. Kalafut. Each Severance Pay Agreement provides that following a change in the control of the Company (as defined in the agreements), if the executive officer's employment with the Company terminates, voluntarily) or involuntarily, for any reason or for no reason, within two years after the change of control (but prior to the executive officer's reaching age 65), the executive officer will be entitled to receive the following severance payment:

          (1) If the executive officer is younger than age 62 at the time of termination of his employment, the executive officer shall receive an amount equal to one dollar less than a sum equal to three times his average annual compensation for the five full taxable years ending before the date of the change of control (the "Base Severance Amount"), or

          (2) If the officer is age 62 or older at the time of termination of his employment, he shall receive an amount computed by dividing the Base Severance Amount by 36, and multiplying the result of that division by the number of whole months between the date of termination of employment and the date the executive officer reaches age 65.

     In addition, if an executive officer incurs a federal excise tax with respect to any part or all of the amounts received pursuant to his Severance Pay Agreement, the Company is required to pay the executive officer a sum equal to such excise tax so incurred by the executive officer plus all excise taxes and federal, state and local income taxes incurred by the executive officer with respect to receipt of this additional payment. Furthermore, the Company has agreed to pay all legal fees and expenses incurred by an executive officer in the pursuit of the rights and benefits provided by his Severance Pay Agreement.

     These Severance Pay Agreements will remain in effect as long as each such executive officer remains employed by the Company.

                               PERFORMANCE GRAPH


     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return ("shareholder return") on the Company's Common Stock against the shareholder return of the S&P's 500 Stock Index and a Peer Group Composite Index (structured by the Company as set forth below) for the five year period commencing December 31, 1988 and ended December 31, 1993.



                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*


      GENUINE PARTS COMPANY, S&P 500 INDEX & PEER GROUP COMPOSITE INDEX**



      MEASUREMENT PERIOD         GENUINE PARTS
    (FISCAL YEAR COVERED)           COMPANY         S&P 500       PEER INDEX
1988                                    100.00          100.00          100.00
1989                                    121.97          131.69           91.32
1990                                    114.45          127.60           69.77
1991                                    151.79          166.47           93.32
1992                                    163.83          179.15          123.75
1993                                    186.66          197.21          146.16



             Assumes $100 invested on December 31, 1988 in Genuine Parts Company, S&P's 500 Stock Index (the Company is a member of the S&P 500 and its individual shareholder return went into calculating the S&P 500 results set forth in this performance graph), and a Peer Group Composite Index constructed by the Company as set forth below.



           * Total return assumes reinvestment of dividends.


          ** Fiscal year ending December 31.

     In constructing the Peer Group Composite Index ("Peer Index") for use in the performance graph above, the Company used the shareholder returns of various publicly held companies (weighted in accordance with each such company's stock market capitalization at December 31, 1988 and including reinvestment of dividends) that compete with the Company in its three industry segments: automotive parts, industrial parts and office products (each group of companies included in the Peer Index as competing with the Company in a separate industry segment are hereinafter referred to as a "Peer Group"). Included in the automotive parts Peer Group are those companies making up the Dow Jones Automotive Parts & Equipment Industry Group (the Company is a member of such industry group and its individual shareholder return was included when calculating the Peer Index results set forth in this performance graph). Included in the industrial parts Peer Group are Bearings, Inc. and Kaman Corporation, and included in the office products Peer Group is United Stationers Inc.

     In determining the Peer Index, each Peer Group for each industry segment was weighted to reflect the Company's annual net sales in each industry segment. Each industry segment of the Company comprised the following percentages of the Company's net sales for the fiscal years shown:

                 INDUSTRY SEGMENT                1989      1990      1991      1992      1993
    -------------------------------------------  -----     -----     -----     -----     -----
    Automotive Parts                             57.69%    57.85%    58.15%    57.73%    56.63%
    Industrial Parts                             27.51%    27.84%    27.13%    26.95%    26.36%
    Office Products                              14.80%    14.31%    14.72%    15.32%    17.01%

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1993, the Company leased the facility for a jobbing store in Bloomington, Illinois from a trust in which James R. Courim, a director of the Company, has a 37.5% beneficiary interest. The annual base rent for such lease is $24,400 through October 31, 1997. The lease expires October 31, 1997 with one five year renewal option for the Company. The Company's Audit Committee, with Mr. Courim abstaining, has reviewed the lease transaction described above and has reported to the Board of Directors that the terms of the lease are and were reasonable and in the best interests of the Company.

     On January 29, 1993, the Company completed the acquisition of Berry Bearing Company and certain affiliated companies pursuant to an agreement reached with the shareholders of the Berry Companies on January 15, 1993. In the transaction, the Company exchanged approximately 9,500,000 shares of its Common Stock for all of the issued and outstanding shares of Common Stock of the Berry Companies. In a related transaction, the Company purchased eleven parcels of real property previously leased by the Berry Companies, and owned by the shareholders of the Berry Companies and certain related parties, in exchange for the issuance of 86,558 shares of Common Stock. The wife of Gardner E. Larned, a director of the Company, as well as the children of Mr. Larned and certain members of his wife's family, were the direct or beneficial shareholders of the Berry Companies and the owners of the real property acquired by the Company.

                            SECTION 16(A) REPORTING

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1993, all
Section 16(a) filing requirements applicable to directors, executive officers and greater than ten percent beneficial owners were complied with by such persons, except that Mr. Larned failed to timely file a Form 4 for the month of June 1993 in connection with a registered offering of shares by a trust controlled by his wife.

                              2. AMENDMENT OF THE
                       RESTATED ARTICLES OF INCORPORATION


     The shareholders are being asked to vote on a proposal to amend the Company's Restated Articles of Incorporation, as previously amended (the "Restated Articles") to increase the aggregate number of authorized shares of Common Stock from 150,000,000 shares to 450,000,000 shares. The Board of Directors unanimously approved this amendment to the Restated Articles on February 21, 1994, and recommended that the Company's shareholders consider and adopt the amendment to the Restated Articles at the Annual Meeting of the Shareholders. If approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote thereon, the amendment to the Restated Articles would become effective upon filing of Articles of Amendment with the Secretary of State of the State of Georgia.


     Article Four of the Restated Articles provides that the Company has the authority to issue 160,000,000 shares of capital stock, of which 150,000,000 shares have been authorized as Common Stock, and 10,000,000 shares have been authorized as Preferred Stock. As of February 18, 1994, 124,464,667 shares of Common Stock were issued and outstanding and 3,520,855 additional shares were reserved for issuance under the 1988 and 1992 Plans. As of the same date, no shares of Preferred Stock were outstanding, although 2,000,000 shares were designated as Series A Junior Participating Preferred Stock and reserved for issuance pursuant to the Shareholder Protection Rights Agreement dated as of November 20, 1989 between the Company and Trust Company Bank.

     If the proposed amendment to Article Four is approved by the shareholders, 460,000,000 shares of capital stock will be authorized for issuance, of which 450,000,000 shares will be authorized as Common Stock, $1.00 par value. The additional authorized Common Stock may be issued by the Company without further action by the shareholders. Shareholders do not have preemptive rights and will not have a right of first refusal to purchase any of the additional authorized shares of Common Stock.

     The proposed amendment will not change the number of authorized shares of Preferred Stock. Furthermore, the proposed amendment will not change the rights of common shareholders with respect to voting, dividends or amounts distributable upon liquidation of the Company, or otherwise affect, positively or negatively, the rights of shareholders of the Company.

     The purpose of the proposed amendment is to provide additional authorized shares of Common Stock for possible use in connection with future distributions to shareholders, pursuant to stock dividends or stock splits, financings of acquisitions, financings of additional capital for the operations of the Company, employee benefit and dividend reinvestment plan distributions, or for other corporate purposes. The Board of Directors considers the proposed increase in the number of authorized shares of Common Stock desirable because it would give the Board the necessary flexibility to issue Common Stock in connection with the foregoing without the expense and delay incidental to obtaining shareholder approval of an amendment to the Restated Articles to increase the number of authorized shares at the time of such action. The Company has no plans or commitments at this time for the issuance of the additional authorized shares of Common Stock.


     Although the amendment to Article Four is being proposed by the Board of Directors for reasons other than as an "anti-takeover" device, the additional authorized shares, if issued, could make it more difficult for a person to acquire the requisite amount of stock needed to control the Company. The issuance of additional shares could thus have an affect of making it more difficult to remove incumbent management. The amendment to the Restated Articles is not being proposed by the Board of Directors in response to any known effort to acquire control of the Company, and the Board of Directors does not presently intend to propose additional "anti-takeover" measures in future proxy solicitations.



     The proposed amendment to the Restated Articles must be adopted by the favorable vote of the majority of the shares of Common Stock outstanding as of the record date for the Annual Meeting and entitled to vote thereon.



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                    3. RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected Ernst & Young as auditors for the Company for the current fiscal year ending December 31, 1994, subject to ratification by the shareholders. Ernst & Young served as independent auditors for the Company for the fiscal year ended December 31, 1993, and representatives of that firm of independent accountants are expected to be present at the Annual Meeting of Shareholders. Ernst & Young will have an opportunity to make a statement if they desire to do so and respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG AS AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1994. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                            SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Company. The Company has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies for a fee of approximately $8,000 and reimbursement of certain expenses, and officers and regular employees of the Company, at no additional compensation, may also assist in the solicitation. Solicitation will be by mail, telephone or personal contact.

                                 OTHER MATTERS

     Management does not know of any matters to be brought before the meeting other than those referred to above. If any matters which are not specifically set forth in the form of proxy and this proxy statement properly come before the meeting, the persons designated as proxies will vote thereon in accordance with their best judgment.

     Whether or not you expect to be present at the meeting in person, please vote, sign, date and return the enclosed proxy promptly in the enclosed business reply envelope. No postage is necessary if mailed in the United States.

SHAREHOLDER PROPOSALS


     Proposals of shareholders of the Company intended to be presented for consideration at the 1995 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive offices on or before November 4, 1994, in order to be included in the Company's proxy statement and form of proxy relating to the 1995 Annual Meeting of Shareholders.

                             GENUINE PARTS COMPANY

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 18, 1994

    The undersigned hereby appoints LARRY L. PRINCE and THOMAS C. GALLAGHER, or either of them, with the individual power of substitution, proxies to vote all shares of Common Stock of Genuine Parts Company which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held in Atlanta, Georgia on April 18, 1994, and at any reconvened meeting following any adjournment thereof. Said proxies will vote on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on this card, and are authorized to vote in their discretion as to any other matters that may properly come before the meeting.

1. Election of the following four nominees as Class II directors of Genuine Parts Company:

 John B. Ellis, William A. Parker, Jr., John J. Scalley and James B. Williams.

       IF A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE "FOR" PROPOSAL 1. / / FOR (except as indicated to the contrary below)
                                / / AGAINST             / / ABSTAIN

        To vote against any individual nominee, write that nominee's name on the following line.

        To abstain from voting for any individual nominee, write that nominee's name on the following line.


2. Amendment of the Company's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 450,000,000 shares.


       IF A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE "FOR" PROPOSAL 2.
               / / FOR            / / AGAINST            / / ABSTAIN


3. Ratification of the selection of Ernst & Young as the Company's independent auditors for the fiscal year ending December 31, 1994.

       IF A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE "FOR" PROPOSAL 3.
               / / FOR            / / AGAINST            / / ABSTAIN

                                          IMPORTANT: Please sign this Proxy
                                          exactly as your name or names appear
                                          below. When shares are held by joint
                                          tenants, both should sign. When
                                          signing as attorney, executor,
                                          administrator, trustee or guardian,
                                          please give full title as such. If a
                                          corporation, please sign in full
                                          corporate name by President or other
                                          authorized officer. If a partnership,
                                          please sign in partnership name by
                                          authorized person.

                                          SHARES:

                                          PLEASE VOTE, SIGN, DATE AND RETURN THE
                                          PROXY CARD PROMPTLY USING THE ENCLOSED
                                          ENVELOPE.
                                          DATE:                           , 1994

                                                 Signature of Shareholder

                                                Signature if held jointly